UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018 (January 10, 2017)

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2017, Marathon Patent Group, Inc. (the “Company”) and certain of its subsidiaries (each a “Subsidiary” and collectively with the Issuer, the “Company”) entered into an amended and restated revenue sharing and securities purchase agreement (the “ARRSSPA”) with DBD Credit Funding, LLC (“DBD”), an affiliate of Fortress Credit Corp.(“Fortress”), under which the Company and DBD amended and restated the Revenue Sharing and Securities Purchase Agreement dated January 29, 2015 (the “Original Agreement”) pursuant to which (i) Fortress purchased $20,000,000 in promissory notes, of which $15,549,409 is currently outstanding (less $4,500,000 that is currently held in a cash collateral account), (ii) an interest in the Company’s revenues from certain activities and warrants to purchase 100,000 shares of the Company’s common stock.

The ARRSSPA amends and restates the Original Agreement to provide for (i) the sale by the Company of a $4,500,000 promissory note (the “New Note”) and (ii) the insurance of additional warrants to purchase 187,500 shares of common stock (the “New Warrant”). Pursuant to the ARRSSPA, Fortress acquired an increased revenue stream right to certain revenues generated by the Company through monetization of our patent portfolio (“Monetization Revenues”). The ARRSSPA increases the revenue stream basis to $1,225,000. The ARRSSPA provides for the potential issuance of up to $7,500,000 of additional notes (the “Additional Notes”), of which not more than $3,750,000 shall be made prior to June 30, 2017 and of which not more than $3,750,000 shall be made available during the period following June 30, 2017 and on or prior to December 31, 2017 and not more than two such issuances shall occur under the ARRSSPA.

The unpaid principal amount of the New Note (including any PIK Interest, as defined below) shall bear cash interest at a rate equal to LIBOR plus 9.75% per annum; provided that upon and during the continuance of an Event of Default (as defined in the Purchase Agreement), the interest rate shall increase by an additional 2% per annum. Interest on the Initial Note shall be paid on the last business day of each calendar month (the “Interest Payment Date”), commencing January 31, 2017. Interest shall be paid in cash except that 2.75% per annum of the interest due on each Interest Payment Date shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest, effective as of the applicable Interest Payment Date (“PIK Interest”). PIK Interest shall be treated as added principal of the New Note for all purposes, including interest accrual and the calculation of any prepayment premium. The Company paid a structuring fee of 2.0% of the New Note and would pay a 2.0% fee upon the issuance of any Additional Notes. The proceeds of the New Note and any Additional Notes may be used for working capital purposes, portfolio acquisitions, growth capital and other general corporate purposes.

The Purchase Agreement contains certain customary events of default, and also contains certain covenants including a requirement that the Company maintain minimum liquidity of $1,250,000 in unrestricted cash and cash equivalents.

The terms of the Warrant provide that from July 10, 2017 until January 10 2022, the Warrant may be exercised for cash or on a cashless basis. Exercisability of the Warrant is limited if, upon exercise, the holder would beneficially own more than 4.99% of the Issuer’s Common Stock.

Pursuant to the ARSSPA, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement entered in favor of the Note purchasers (the “Security Agreement”) the Company and certain subsidiaries executed and delivered in favor of the purchasers a Security Agreement and a Patent Security Agreement, including a pledge of the Company’s interests in certain of its subsidiaries. As further set forth in the Security Agreement, repayment of the Note Obligations (as defined in the Notes) is secured by a first priority lien and security interest in all of the assets of the Company, subject to certain permitted liens. Certain subsidiaries of the Company also executed guarantees in favor of the purchasers (each, a “Guaranty”), guaranteeing the Note Obligations.

The foregoing is a summary description of the terms and conditions of the ARSSPA, Notes, Warrant, Security Agreement, Patent Security Agreement, Patent License Agreement, and other agreements entered in connection with the Purchase Agreement (collectively, “Transaction Documents”), does not purport to be complete and is qualified in their entirety by reference to the form of transaction documents filed as exhibits hereto.

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ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Dismissal of Independent Registered Public Accounting Firm

On January 11, 2017, Marathon Patent Group, Inc. (the “Company”) notified SingerLewak LLP ( “SingerLewak”) of its dismissal, effective January 11, 2017, as the Company’s independent registered public accounting firm. SingerLewak served as the auditors of the Company’s financial statements for the period from April 16, 2014 through the date of dismissal.

The reports of SingerLewak on the Company’s consolidated financial statements for the Company’s fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change accountants was approved by the Company’s Board of Directors.

During the Company’s fiscal years ended December 31, 2015 and 2014, and during the subsequent interim period through January 12, 2017, there were (i) no disagreements with SingerLewak on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused SingerLewak to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports its reports, and (ii) there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Company has provided SingerLewak with a copy of the foregoing disclosure, and requested that SingerLewak furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from SingerLewak addressed to the Securities and Exchange Commission dated as of January 12, 2017 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Registered Public Accounting Firm

On January 5, 2017, the Board authorized management of the Company to engage BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016. Upon completion of BDO’s client acceptance procedures, the Company entered into an engagement agreement with BDO on January 11, 2017 for BDO to provide audit services for the year ending December 31, 2016.

During the fiscal years ended December 31, 2016 and 2015 and during the subsequent interim period through January 10, 2017, neither the Company nor anyone acting on its behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report not oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1 *	Warrant dated January 10, 2017
4.2 *	Promissory Note dated January 10, 2017
10.1*	Amended and Restated Revenue Sharing and Securities Purchase Agreement by and among the Company, certain of the Company’s subsidiaries and DBD Credit Funding LLC dated January 10, 2017.
10.2*	Patent Security Agreement dated January 10, 2017 by and among the Company, certain of its subsidiaries and DBD Credit Funding LLC.
10.3*	Amended and Restated Patent License Agreement dated January 10, 2017 by and among the Company, certain of its subsidiaries and DBD Credit Funding LLC.
10.4*	Security Agreement Supplement dated January 10, 2017 by and among the Company, certain of its subsidiaries and DBD Credit Funding LLC.
16.1*	SingerLewak LLP Letter to the Securities and Exchange Commission dated January 12, 2017

* Previously filed with the original Current Report on Form 8-K dated January 16, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2018

MARATHON PATENT GROUP, INC.

	By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Chief Financial Officer

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